                                                                     EXHIBIT 4.2


================================================================================

                   KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.



                                     ISSUER



                                       AND



                               JPMORGAN CHASE BANK



                                     TRUSTEE





                          FIRST SUPPLEMENTAL INDENTURE





                          DATED AS OF FEBRUARY 21, 2002







                     7.750% SENIOR UNSECURED NOTES DUE 2012

================================================================================

                                                    First Supplemental Indenture

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----

ARTICLE 1             Relation to Indenture; Definitions................................................1

         Section 1.01.         Relation to Indenture....................................................1
         Section 1.02.         Definitions and References...............................................2
         Section 1.03.         General References.......................................................6

ARTICLE 2             The Series of Securities..........................................................7

         Section 2.01.         The Form and Title of the Debt Securities................................7
         Section 2.02.         Limitation on Aggregate Principal Amount.................................7
         Section 2.03.         Stated Maturity..........................................................7
         Section 2.04.         Interest and Interest Rates..............................................7
         Section 2.05.         Place of Payment.........................................................8
         Section 2.06.         Optional Redemption......................................................8
         Section 2.07.         Sinking Fund Obligations.................................................8
         Section 2.08.         Defeasance and Discharge; Covenant Defeasance............................8
         Section 2.09.         Global Securities........................................................8
         Section 2.10.         Registrar................................................................9
         Section 2.11.         Applicability of Additional Covenants and Definitions to the Notes.......9
         Section 2.12.         Other Terms:  Percentage of Principal Amount.............................9
         Section 2.13.         Cusip Number.............................................................9

ARTICLE 3             covenants.........................................................................9

         Section 3.01.         Limitations on Liens.....................................................9
         Section 3.02.         Restriction of Sale-Leaseback Transaction...............................11
         Section 3.03.         Transactions with Affiliates............................................12
         Section 3.04.         Restricted Payments.....................................................12
         Section 3.05.         Sale of Assets..........................................................14
         Section 3.06.         Fundamental Changes.....................................................14
         Section 3.07.         Waiver of Certain Covenants.............................................14

ARTICLE 4             Events of Default................................................................15

         Section 4.01.         Modified Event of Default...............................................15
         Section 4.02.         Additional Event of Default.............................................15

ARTICLE 5             Miscellaneous....................................................................15

         Section 5.01.         Certain Trustee Matters.................................................15
         Section 5.02.         Continued Effect........................................................16
         Section 5.03.         Governing Law...........................................................16
         Section 5.04.         Counterparts............................................................16

EXHIBITS

         Exhibit A:        Form of Note


                                                    First Supplemental Indenture

         FIRST SUPPLEMENTAL INDENTURE, dated as of February 21, 2002 (the "SUPPLEMENTAL INDENTURE"), between KANEB PIPE LINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "COMPANY"), having its principal office at 2435 North Central Expressway, Richardson, Texas, and JPMORGAN CHASE BANK, a New York banking corporation ("JPMORGAN"), as trustee under the Indenture referred to below (in such capacity, the "TRUSTEE").

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company has heretofore entered into an Indenture, dated as of February 21, 2002 (the "ORIGINAL INDENTURE"), with JPMorgan, as trustee;

                  WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the "INDENTURE";

                  WHEREAS, under the Original Indenture, a new series of Debt Securities may at any time be established by the Board of Directors in accordance with the provisions of the Original Indenture, and the terms of such series may be established by a supplemental Indenture executed by the Company and the Trustee;

                  WHEREAS, the Company proposes to create under the Indenture a new series of Debt Securities;

                  WHEREAS, additional Debt Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

                  WHEREAS, all acts and things necessary to make the Notes (as herein defined), when executed by the Company and authenticated and delivered by the Trustee as provided in the Original Indenture and this Supplemental Indenture, the valid and binding obligations of the Company and to make this Supplemental Indenture a valid and binding agreement in accordance with the Original Indenture have been done or performed;

                  NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE 1
                       RELATION TO INDENTURE; DEFINITIONS

         SECTION 1.01. RELATION TO INDENTURE.

         With respect to the Notes, this Supplemental Indenture constitutes an integral part of the Indenture.

                                                    First Supplemental Indenture

         SECTION 1.02. DEFINITIONS AND REFERENCES.

         For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned in the Original Indenture. The following are definitions used in this Supplemental
Indenture:

              "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings. Notwithstanding the foregoing, the term "Affiliate" shall not include a Subsidiary of any specified Person.

              "COMPARABLE TREASURY ISSUE" means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

              "COMPARABLE TREASURY PRICE" means, for any redemption date relating to the Notes, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

              "CONSOLIDATED NET TANGIBLE ASSETS" means, at any date of determination, the aggregate amount of total assets after deducting therefrom (i) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of the Company and its consolidated Subsidiaries for the Company's most recently completed fiscal quarter, prepared in accordance with GAAP.

              "DEBT" means any obligation created or assumed for the repayment of money borrowed or indebtedness for the repayment of money borrowed and, without duplication, any guarantee therefor.

              "DISQUALIFIED EQUITY" means, with respect to any Person, any Equity Interests to the extent that by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable) or upon the happening of any event, they mature or are mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that the Notes mature, except such Equity Interests that are solely redeemable with, or solely exchangeable for, any Equity Interests of such Person that are not a Disqualified Equity.



                                      -2-           First Supplemental Indenture

              "DISTRIBUTION" shall mean, with respect to any Equity Interests issued by a Person (i) the retirement, redemption, purchase or other acquisition for value of those Equity Interests by such Person, (ii) the declaration or payment of any dividend or distribution on or with respect to those Equity Interests by such Person, (iii) any Investment by that Person in the holder of any of those Equity Interests, and (iv) any other payment by that Person with respect to those Equity Interests.

              "EQUITY INTERESTS" shall mean, (i) with respect to a corporation, shares of capital stock of such corporation or any other interest convertible or exchangeable into any such interest, (ii) with respect to a limited liability company, membership interests in such limited liability company, (iii) with respect to a partnership, partnership interests in such partnership, and (iv) with respect to any other Person, interests in such Person analogous to interests described in clauses (i) through (iii).

              "EXCLUDED SUBSIDIARY" shall mean any Subsidiary (i) that has no Debt other than Permitted Non-Recourse Debt and (ii) the sole purpose of which is to engage in the acquisition, construction, development and/or operation activities financed or refinanced with such Permitted Non-Recourse Debt.

              "FUNDED DEBT" means, as applied to the Company or any of its Subsidiaries, Debt maturing one year or more from the date of the incurrence, creation or assumption thereof by the Company or any of its Subsidiaries, Debt directly or indirectly renewable or extendible, at the option of the obligor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the incurrence, creation or assumption thereof by the Company or any of its Subsidiaries, and Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

              "INDEPENDENT INVESTMENT BANKER" means either Banc of America Securities LLC or Salomon Smith Barney Inc., as specified by the Company, or any successor firm, or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

              "INTEREST PAYMENT DATE" has the meaning assigned in Section 2.04 hereof.

              "INVESTMENT" shall mean, in respect of any Person, any loan, advance, extension of credit or capital contribution to that Person, any other investment in that Person, or any purchase or commitment to purchase any Equity Interests or Debt issued by that Person or substantially all of the assets or a division or other business unit of that Person.

              "LIEN" means, at to any Person, any mortgage, lien, pledge, security interest or other similar charge or encumbrance.

              "NOTES" has the meaning assigned in Section 2.01 hereof.

              "PARI PASSU DEBT" means any Funded Debt or Debt of the Company or any of its Subsidiaries, whether outstanding on the date of original issuance of the Notes or thereafter created, incurred or assumed, unless, in the case of any particular Funded Debt or Debt, as the case may be, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Funded Debt or Debt, as the case may be, shall be subordinated in right of payment to the Notes.


                                      -3-           First Supplemental Indenture

              "PERMITTED LIENS" means:

                  (1) Liens upon rights-of-way for pipeline purposes;

                  (2) any statutory or governmental Liens or Liens arising by operation of law, or mechanics', repairmen's, materialmen's, suppliers', carriers', landlords', warehousemen's or similar Liens incurred in the ordinary course of business which are not yet due or which are being contested in good faith by appropriate proceedings;

                  (3) rights reserved to, or vested in, any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license, lease, permit, or by any provision of law, to control or regulate, to use, to purchase or recapture, to designate a purchaser of, to terminate any franchise, grant, license, lease or permit, or to condemn or expropriate, any property, or zoning laws, ordinances or municipal regulations;

                  (4) Liens of taxes and assessments which are (i) for the then current year, (ii) not at the time delinquent, or (iii) delinquent but the validity of which are being contested at the time by the Company or any of its Subsidiaries in good faith by appropriate proceedings;

                  (5) Liens of, or to secure the payment or performance of, leases, other than capital leases;

                  (6) Liens upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of, or appeal from, judicial proceedings;

                  (7) any Lien for any judgment, attachment, decree or order of any governmental or court authority which when combined with other similar Liens are not in excess of $10,000,000 in the aggregate or any Lien arising by reason of any attachment, judgment, decree or order of any governmental or court authority, so long as any proceeding initiated to review such attachment, judgment, decree or order shall not have been terminated or the period within which such proceeding may be initiated shall not expire, or such attachment, judgment, decree or order shall otherwise be effectively stayed;

                  (8) Liens upon property or assets acquired or sold by the Company or any of its Subsidiaries resulting from the exercise of any rights arising out of defaults on receivables or other sums owed to the Company or any of its Subsidiaries;

                  (9) Liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

                  (10) Liens in favor of the Company or any of its Subsidiaries;

                  (11) Liens in favor of the United States of America or any other country or of any State, province, territory or any political subdivision thereof, or any department, agency or instrumentality or political subdivision of any of the foregoing, (i) in order to permit the Company or any of its Subsidiaries to perform any contract or subcontract made with or at the request of such governmental entity, securing any partial, progress, advance or other payments pursuant to any contract or statute, or (ii) to secure any Debt incurred by the Company or any of its Subsidiaries for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such Lien;


                                      -4-           First Supplemental Indenture

                  (12) Liens securing industrial development, pollution control or similar revenue bonds, or Liens created or assumed by the Company or any Restricted Subsidiary in connection with the issuance of Debt the interest on which is excludable from gross income of the holder of such Debt pursuant to the Code for the purpose of financing, in whole or in part, the acquisition, development or construction of, or repair or improvement on, property or assets to be used by the Company or any of its Subsidiaries;

                  (13) Liens in favor of any Person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested, in the ordinary course of business by any governmental authority in connection with any contract or statute;

                  (14) Liens upon property or assets to secure performance of tenders, bids, trade or government contracts, leases, statutory obligations, performance bonds or other similar obligations or to secure obligations arising under statutory, regulatory, contractual or warranty requirements;

                  (15) easements, rights-of-way, restrictions, exceptions, reservations, defects and irregularities in title and other similar charges, claims and encumbrances in any property or assets which do not, individually or in the aggregate, materially interfere with the ordinary conduct of the business or businesses of the Company and its Subsidiaries, taken as a whole; or

                  (16) Liens arising under joint venture agreements, transportation or exchange agreements, preferential rights to purchase, and other agreements arising in the ordinary course of the Company's or any of its Subsidiaries' business.

              "PERMITTED NON-RECOURSE DEBT" shall mean Debt of any Person that is non-recourse to the Company or any of its Subsidiaries (other than an Excluded Subsidiary) and is used by such Person to acquire, construct, develop and/or operate assets not owned by the Company or any of its Subsidiaries (other than an Excluded Subsidiary) as of the date hereof or to refinance Permitted Non-Recourse Debt.

              "PREDECESSOR SECURITY" of any particular Debt Security means every previous Debt Security evidencing all or part of the same Debt as that evidenced by such particular Debt Security; and for the purpose of this definition, any Debt Security authenticated and delivered under the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debt Security shall be deemed to evidence the same Debt as the mutilated, destroyed, lost or stolen Debt Security.

              "PRINCIPAL PROPERTY" means, whether owned or leased on the date of original issuance of the Notes or thereafter acquired, (i) pipeline assets of the Company or any of its Subsidiaries, including any related facilities employed in the transportation, distribution, terminalling, storage or marketing of refined petroleum products, petroleum products and specialty liquids which are located in the United States of America or any territory or political subdivision thereof, and (ii) any processing or manufacturing plant or terminal owned or leased by the Company or any of its Subsidiaries which is located within the United States of America or any territory or political subdivision thereof, except, in the case of either clause (i) or
     (ii), (y) any assets consisting of inventories, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles, and (z) any such assets, plant or terminal which, in the opinion of the Board of Directors, is not material in relation to the activities of the Company and its Subsidiaries, taken as a whole.


                                      -5-           First Supplemental Indenture

              "REFERENCE TREASURY DEALER" means each of Banc of America Securities LLC and Salomon Smith Barney Inc., plus two additional dealers selected by the Trustee that are at the time primary U.S. Government securities dealers in New York City, and their respective successors; provided, if Banc of America Securities LLC or Salomon Smith Barney Inc. or any primary U.S. Government securities dealer selected by the Trustee shall cease to be a primary U.S. Government securities dealer, then such other primary U.S. Government securities dealers as may be substituted by the Trustee.

              "REFERENCE TREASURY DEALER QUOTATIONS" means, for each Reference Treasury Dealer and any redemption date relating to the Notes, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

              "REGULAR RECORD DATE" has the meaning assigned in Section 2.04 hereof.

              "RESTRICTED PAYMENT" has the meaning assigned in Section 3.04 hereof.

              "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company which owns or, as a lessee, leases any Principal Property.

              "RIGHT" has the meaning assigned in Section 3.04 hereof.

              "SALE-LEASEBACK TRANSACTION" means the sale or transfer by the Company or any Restricted Subsidiary of any Principal Property to a Person (other than the Company or any of its Subsidiaries) and the taking back by the Company or any such Restricted Subsidiary, as the case may be, of a lease of such Principal Property.

              "TREASURY RATE" means, with respect to any redemption date relating to the Notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date. Any weekly average yields calculated by interpolation or extrapolation will be ranked to the nearest 1/100th of 1% with any figure of 1/200th of 1% or above being rounded upward.

         SECTION 1.03. GENERAL REFERENCES.

         All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the


                                      -6-           First Supplemental Indenture
term "HEREIN", "HEREOF", "HEREUNDER" and any other word of similar import refers to this Supplemental Indenture.

                                   ARTICLE 2
                            THE SERIES OF SECURITIES

         SECTION 2.01. THE FORM AND TITLE OF THE DEBT SECURITIES.

         There is hereby established a new series of Debt Securities to be issued under the Indenture and to be designated as the Company's 7.750% Senior Unsecured Notes due 2012 (the "NOTES"). The Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture and this Supplemental Indenture (including the form of Note set forth as Exhibit A hereto (the terms of which are incorporated in and made a part of the Supplemental Indenture for all intents and purposes) and the additional covenants set forth in Article 3 hereof).

         The Notes shall be substantially in the form attached as Exhibit A hereto. The Notes shall be registered in such names, shall be in such amounts and shall have such other specific terms contemplated in the form of Note attached hereto as Exhibit A, as shall be communicated by the Company to the Trustee in accordance with the administrative procedures, as in effect from time to time, established to provide for the issuance of the Notes.

         SECTION 2.02. LIMITATION ON AGGREGATE PRINCIPAL AMOUNT.

         The aggregate principal amount of the Notes shall be limited to $250,000,000.

         SECTION 2.03. STATED MATURITY.

         The Notes may be issued on any Business Day on or after February 21, 2002, and the Stated Maturity of the Notes shall be February 15, 2012.

         SECTION 2.04. INTEREST AND INTEREST RATES.

         The rate of interest on each Note shall be 7.750% per annum, accruing from February 21, 2002 and interest shall be payable, semi-annually in arrears, on February 15 and August 15, of each year (each such date, an "INTEREST PAYMENT DATE"), commencing August 15, 2002, to the Persons in whose names the Notes are registered at the close of business on the immediately preceding February 1 and August 1, respectively, whether or not such day is a Business Day (each such date, a "REGULAR RECORD DATE"). The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on a Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the special record date for the payment of such Defaulted Interest to be fixed by the



                                      -7-           First Supplemental Indenture

Trustee, notice of which shall be given to Holders of the Notes not less than 10 days prior to such special record date, or (ii) be paid at such time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

         SECTION 2.05. PLACE OF PAYMENT.

         The Place of Payment where the Notes may be presented or surrendered for payment shall initially be the Corporate Trust Office of the Trustee in the City and State of New York.

         SECTION 2.06. OPTIONAL REDEMPTION.

         At its option, the Company may choose to redeem the Notes, as a whole or in part, in principal amounts of $1,000 or any integral multiple thereof, at any time or from time to time upon notification to the Holders of the Notes given at least 30 and not more than 60 days prior to the date fixed for such redemption, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes, exclusive of interest accrued to the redemption date therefor, discounted to such redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 30 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to such redemption date; provided that installments of interest on Notes that are due and payable on any date on or prior to a redemption date shall be payable to the registered Holders of such Notes (or one or more Predecessor Securities), registered as such as of the close of business on the relevant Regular Record Dates. The redemption price shall be calculated and certified to the Trustee by the Independent Investment Banker; provided that if the institution so appointed has notified the Trustee in writing at least 15 days prior to the redemption date that it is unwilling or unable to make such calculation, such calculation shall be made by another Independent Investment Banker appointed by the Trustee at the cost and expense of the Company. The notice to the Holders shall state that the redemption price shall be calculated in accordance with this Section 2.06.

         SECTION 2.07. SINKING FUND OBLIGATIONS.

         The Company has no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

         SECTION 2.08. DEFEASANCE AND DISCHARGE; COVENANT DEFEASANCE.

         Article 11 of the Original Indenture, including without limitation,
Section 11.02(b) thereof, shall apply to the additional covenants set forth in
Article 3 hereof and the Notes, and such additional covenants set forth in
Article 3 hereof shall be subject to the covenant defeasance option pursuant to
Section 11.02(b) of the Original Indenture.

         SECTION 2.09. GLOBAL SECURITIES.

         The Notes shall initially be issuable in the form of one or more Global Securities. Such Global Securities (i) shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which shall act as Depositary with respect to the Notes, (ii) shall bear the legends set forth in the form of Note attached as Exhibit A hereto, (iii) may be exchanged in


                                      -8-           First Supplemental Indenture
whole or in part for Debt Securities in definitive form upon the terms and subject to the conditions provided in Section 2.15 of the Original Indenture and
(iv) shall otherwise be subject to the applicable provisions of the Indenture.

         SECTION 2.10. REGISTRAR.

         The Trustee shall serve as the initial Registrar.

         SECTION 2.11. APPLICABILITY OF ADDITIONAL COVENANTS AND DEFINITIONS TO THE NOTES.

         In addition to the covenants and definitions set forth in the Original Indenture, the definitions set forth in Section 1.02 hereof and the covenants set forth in Article 3 hereof are applicable to the Notes. The additional covenants set forth in Article 3 hereof are solely for the benefit of the Notes and its Holders, and shall not be applicable, in whole or part, to any other series of Debt Securities unless the instruments establishing any of them shall so expressly provide, and each such case, as therein expressly provided.

         SECTION 2.12. OTHER TERMS: PERCENTAGE OF PRINCIPAL AMOUNT.

         The Notes shall be issued at 100% of their principal amount.

         SECTION 2.13. CUSIP NUMBER.

         The Cusip Number for the Notes is 484168 AA 7.

                                    ARTICLE 3
                                    COVENANTS

         SECTION 3.01. LIMITATIONS ON LIENS.

         So long as the Notes are Outstanding, the Company will not, nor will it permit any Restricted Subsidiary to, create, assume or incur, except in favor of the Company or any of its Subsidiaries, any Lien upon any Principal Property or upon any shares of capital stock or other equity interests of any Restricted Subsidiary at any time owned by them, to secure any Debt of the Company or any other Person (other than the Notes issued hereunder), without effectively providing that all of the Notes Outstanding (together with, if the Company shall so determine, any other indebtedness or obligation of the Company which is similarly entitled to be equally and ratably secured) shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured. The foregoing restriction shall not apply to, or prevent the creation or existence of, any of the following:

                  (1) Permitted Liens;

                  (2) Liens upon any property or assets created at the time of acquisition of such property or assets by the Company or any of its Restricted Subsidiaries or within one year after such time, to secure all or part of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of, or within one year of, such acquisition;

                  (3) Liens upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after, completion of such construction, development, repair or


                                      -9-           First Supplemental Indenture
improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

                  (4) Liens upon any property or assets existing thereon at the time of the acquisition thereof by the Company or any of its Restricted Subsidiaries (whether or not the obligations secured thereby are assumed by the Company or any of its Restricted Subsidiaries), or the assumption by the Company or any Restricted Subsidiary of obligations secured by any Lien that exists at the time of acquisition by the Company or any of its Restricted Subsidiaries of the property or assets subject to such Lien or at the time of the acquisition of the Person that owns such property or assets; provided, however, that any such Lien only encumbers the property or assets so acquired;

                  (5) Liens upon any property or assets of a Person existing thereon at the time (i) such Person becomes a Restricted Subsidiary of the Company, (ii) such Person is merged with or into, or consolidated with, the Company or any of its Restricted Subsidiaries or (iii) of a sale, lease or other disposition of the properties of a Person (or division thereof) as an entirety or substantially as an entirety to the Company or any of its Restricted Subsidiaries; provided, however, than any such Lien only encumbers the property or assets of such Person at the time such Person becomes a Restricted Subsidiary;

                  (6) Liens upon any property or assets of the Company or any of its Restricted Subsidiaries in existence on the date of original issuance of the Notes or provided for or created pursuant to an "after-acquired property" clause or similar term in existence on the date of original issuance of the Notes or any mortgage, pledge agreement, security agreement or other similar instrument in existence on the date of original issuance of the Notes;

                  (7) Liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith by appropriate proceedings, and Liens which secure a judgment or other court-ordered award or settlement as to which the Company or any of its applicable Restricted Subsidiaries has not exhausted its applicable rights;

                  (8) Liens upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or assets permitted by clauses (1) through
(7) inclusive, of this Section;

                  (9) Liens securing Debt of the Company or any of its Restricted Subsidiaries, all or a portion of the net proceeds of which are used substantially concurrent with the funding thereof (and for purposes of determining such "substantial concurrence," taking into consideration, among other things, required notices to be given to holders of Outstanding Notes in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all Outstanding Notes, including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by the Company or any of its Subsidiaries in connection therewith;

                  (10) Liens resulting from the deposit of moneys, U.S. Government Obligations or evidence of indebtedness in trust for the purpose of defeasing Debt of the Company or any of its Restricted Subsidiaries;

                  (11) any Lien upon any property or assets to secure Debt incurred by the Company or any of its Restricted Subsidiaries, the proceeds of which, in whole or part, were used


                                     -10-           First Supplemental Indenture
to defease, in a defeasance or a covenant defeasance, or obligations on any series of the Debt Securities; or

                  (12) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of any Lien, in whole or in part, that is referred to in clause
(1) through (11), inclusive, of this Section, or of any Debt secured thereby; provided, however, than any such extension, renewal, refinancing, refunding or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed, refinanced, refunded or replaced and that the principal amount secured by any such extension, renewal, refinancing, refunding or replacement Lien shall be in an amount not greater than the principal amount of (plus accrued interest on) the obligations secured by the Lien extended, renewed, refinanced, refunded or replaced plus any expenses of the Company and its Restricted Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement.

         Notwithstanding the foregoing provisions of this Section 3.01, the Company may, and may permit any Restricted Subsidiary to, create, assume or incur any Lien upon any Principal Property to secure any Debt of the Company or any other Person (other than the Notes) that is not excepted by clauses (1) through (12), inclusive, of this Section 3.01 without securing the Outstanding Notes, provided that after giving effect to the creation, assumption or incurrence of such Lien and Debt, and the application of the proceeds of such Debt, if any, received as a result thereof, the aggregate principal amount of all Debt then outstanding secured by such Lien and all similar Liens (not including Debt permitted to be secured under clauses (1) through (12) inclusive, of this Section 3.01), together with all net sale proceeds received by the Company or any of its Subsidiaries from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph of Section 3.02), would not exceed 10% of Consolidated Net Tangible Assets.

         SECTION 3.02. RESTRICTION OF SALE-LEASEBACK TRANSACTION.

         The Company will not, nor will it permit any Restricted Subsidiary to, engage in a Sale-Leaseback Transaction, unless:

                  (1) such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development of, or substantial repair or improvement on, or commencement of full operations of, such Principal Property, whichever is later;

                  (2) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

                  (3) the Company or such Restricted Subsidiary would be entitled to incur Debt secured by a Lien on Principal Property subject thereto in a principal amount equal to or exceeding the net proceeds received by the Company or such Restricted Subsidiary from such Sale-Leaseback Transaction without equally and ratably securing the Notes pursuant to Section 3.01; or

                  (4) the Company or such Restricted Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (i) the prepayment, repayment, reduction, redemption or retirement of Pari Passu Debt of the Company or any of its Subsidiaries, or (ii) the expenditure or expenditures for (y) the acquisition, development or construction of, or repair or


                                     -11-           First Supplemental Indenture
improvement on, Principal Property or (z) capital stock or other equity interests in a Person that is or with such expenditure becomes a Restricted Subsidiary of the Company or in a joint venture, and in each case, whose principal assets consists of Principal Property.

         Notwithstanding the foregoing provisions of this Section 3.02, the Company may, and may permit any Restricted Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of this Section 3.02, provided that after giving effect thereto and the application of the proceeds, if any, received as a result thereof, the net sales proceeds received by the Company or any of its Restricted Subsidiaries from such Sale-Leaseback Transaction, together with the aggregate principal amount of then outstanding Debt (other than the Notes) secured by Liens upon Principal Property not excepted by clauses (1) through (12), inclusive, of
Section 3.01, would not exceed 10% of the Consolidated Net Tangible Assets.

         SECTION 3.03. TRANSACTIONS WITH AFFILIATES.

         The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any Principal Property to, or purchase, lease or otherwise acquire any Principal Property from, any of its Affiliates, except
(i) on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(ii) transactions between or among the Company and its wholly-owned Subsidiaries not involving any other Affiliates and (iii) any Restricted Payment permitted by
Section 3.04.

         SECTION 3.04. RESTRICTED PAYMENTS.

         The Company will not, and will not permit its Subsidiaries to, make or agree to make, directly or indirectly, any Distribution, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any Equity Interests or Debt subordinated to the Notes, or any options, warrants, or other rights (each, a "RIGHT") to purchase Equity Interests or such Debt, whether now or hereafter outstanding (each, a "RESTRICTED PAYMENT"), unless, at the time and after giving effect to such Restricted Payment, the aggregate amount of the Restricted Payment together with the aggregate amount of all other Restricted Payments made by the Company or any of its Subsidiaries after the date of original issuance of the Notes (excluding Restricted Payments permitted by clauses (i), (ii), (v), (vi), (vii), (viii) or (ix) of the next succeeding paragraph), is less than the sum of the aggregate net cash proceeds and the fair market value of any assets or rights used or useful in a business activity not prohibited by Section 3.06 which are received by the Company or any of its Subsidiaries in connection with (i) a capital contribution to the Company from any Person (other than any of its Subsidiaries) made after the date of the original issuance of the Notes or a capital contribution to a Subsidiary of the Company from any Person (other than the Company or another Subsidiary of the Company) made after the date of the original issuance of the Notes, or (ii) an issuance and sale made after the issuance date of Equity Interests (other than Disqualified Equity) of the Company or from the issuance or sale made after the issuance date of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of the Company which have been converted into or exchanged for such Equity Interests (other than Disqualified Equity).

         The foregoing provisions shall not prohibit:

                  (i) Distributions payable by the Company solely in its Equity Interests;


                                     -12-           First Supplemental Indenture

                  (ii) Restricted Payments made by any Subsidiary of the Company to the Company or to another Subsidiary of the Company;

                  (iii) cash Distributions paid on, and cash redemptions of, the Equity Interests of the Company made within 60 days after the declaration thereof; provided that no Default has occurred and is continuing at the time of such declaration;

                  (iv) Restricted Payments on, or of, Debt subordinated to the Notes, or Rights related thereto, provided that no Default has occurred and is continuing at the time such Restricted Payment is made;

                  (v) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of the Company or any of its Subsidiaries, or Rights related thereto, in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (a sale or issuance will be deemed substantially concurrent if such redemption, repurchase, retirement or acquisition occurs not more than 90 days after such sale or issuance) (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Equity), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition, or payments, shall be excluded from clause (ii) of the preceding paragraph;

                  (vi) (A) the purchase or other acquisition of one or more Equity Interests in the Company from former employees or directors of the Company or any of its Subsidiaries (or any of its or their general partners), provided that the aggregate price paid for all such purchased or acquired Equity Interests shall not exceed $2,000,000 in any 12-month period; and (B) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any of its Subsidiaries held by any current or former officer, employee or director of the Company or any of its Subsidiaries (or any of its or their general partners) pursuant to the terms of any agreements (including employment agreements) and plans approved by the Board of Directors, including any management equity plan or stock option plan or any other management or employee benefit plan, agreement or trust, provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (vi) shall not exceed the sum of (y) $5,000,000 in any twelve-month period and (z) the aggregate net proceeds received by the Company during such 12-month period from issuance of such Equity Interests pursuant to such agreements or plans, provided, however, if the amount so paid in any calendar year is less than $5,000,000, such shortfall may be used to repurchase, redeem, acquire or retire such Equity Interests in either of the next two 12-month periods in addition to the $5,000,000 that may otherwise be paid in each such 12-month periods;

                  (vii) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options;

                  (viii) reasonable and customary directors' fees to the members of the Board of Directors, provided that such fees are consistent with past practice or current requirements;

                  (ix) other Restricted Payments in an aggregate principal amount since the date of original issuance of the Notes not to exceed $50,000,000;


                                     -13-           First Supplemental Indenture
provided, further, that, with respect to clauses (v), (vi), (vii), (viii) and
(ix) above, no Default or Event of Default shall have occurred and be continuing.

         In determining whether any Restricted Payment is permitted by the foregoing covenant, the Company may allocate or reallocate all or any portion of such Restricted Payment among the clauses (i) through (ix) of the preceding paragraph or among such clauses and the first paragraph of this Section 3.04, provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the foregoing covenant.

         The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined by the Board of Directors and as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment.

         SECTION 3.05. SALE OF ASSETS.

         The Company will not, and will not permit any of its Subsidiaries (other than any Excluded Subsidiary) to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its Principal Properties (each, a "DISPOSITION"), other than as follows: (i) dispositions of assets in the ordinary course of business having a fair market value of not more than the greater of (A) $25,000,000 and (B) 5% of Consolidated Net Tangible Assets in the aggregate during any fiscal year of the Company; (ii) dispositions of assets, the proceeds of which are (A) reinvested in other assets (or Persons owning other assets) used by or useful to the Company or such Subsidiary in conducting its business that is not prohibited by Section 3.06, (B) used to repay, repurchase, redeem or defease, in whole or part, Debt, or (C) used to make capital expenditures; (iii) leases permitted by Section 3.02; (iv) leases of such assets entered into in the ordinary course of business and with respect to which the Company or any of its Subsidiaries is the lessor and the lessee has no option to purchase such assets for less than fair market value at any time the right to acquire such asset occurs; (v) dispositions between and among the Company and its Subsidiaries, (vi) any Restricted Payment permitted by Section 3.04; (vii) abandonment or relinquishment of such assets in the ordinary course of business; and (viii) dispositions of such assets received in settlement of debts accrued in the ordinary course of business.

         SECTION 3.06. FUNDAMENTAL CHANGES.

         The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type (i) conducted by the Company and its Subsidiaries on the date hereof; (ii) conducted by Statia Terminals Group N.V. and its Subsidiaries on the date hereof; and (iii) businesses reasonably related thereto.

         SECTION 3.07. WAIVER OF CERTAIN COVENANTS.

         The Company may, with respect to the Notes, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 3.01, 3.02, 3.03, 3.04, 3.05 or 3.06, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the of all Outstanding Notes (voting as one class) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                     -14-           First Supplemental Indenture

         A waiver which changes or eliminates any term, provision or condition of this Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such term, provision or condition, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

                                    ARTICLE 4
                                EVENTS OF DEFAULT

         SECTION 4.01. MODIFIED EVENT OF DEFAULT

         With respect to the Notes, the following provision in this Section 4.01 shall preempt, in its entirety, the provision and application of clause (a) of
Section 6.01 of the Original Indenture in relation to the Notes and shall, in relation to the Notes, replace such clause (a); and for reference to the Indenture in relation to the Notes, the following clause shall be referred to as being set forth in Section 6.01(a-1) thereof:

                  (a-1) the Company defaults for a period of 30 days in the payment when due of interest on any of the Notes.

         SECTION 4.02. ADDITIONAL EVENT OF DEFAULT

         With respect to the Notes, the occurrence of any of the following events shall, in addition to the other events or circumstances described as Events of Default at clauses (a) through (g) of Section 6.01 of the Original Indenture, constitute an Event of Default, and for reference to the Indenture in relation to the Notes, such events shall be referred to as being set forth in
Section 6.01(h-1) thereof:

                  (h-1) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Restricted Subsidiaries, or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, whether such Debt or guarantee now exists, or is created after the date of the Supplemental Indenture, which default results in the acceleration of such Debt prior to its express maturity, and the principal amount of any such Debt, together with the principal amount of any other such Debt the maturity of which has been so accelerated, aggregates, without duplication, $5,000,000 or more, and such acceleration shall not have been rescinded, or such Debt is repaid or otherwise discharged, within a period of 30 days from the occurrence of such acceleration; provided, that if any such acceleration is rescinded, or such Debt is repaid or otherwise discharged, within such period of 30 days, then such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any related judgment or decree;

                                    ARTICLE 5
                                  MISCELLANEOUS

         SECTION 5.01. CERTAIN TRUSTEE MATTERS.

         The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.


                                     -15-           First Supplemental Indenture

         The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Company.

         SECTION 5.02. CONTINUED EFFECT.

         Except as expressly supplemented and amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture, as supplemented and amended hereby, is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

         SECTION 5.03. GOVERNING LAW.

         This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 5.04. COUNTERPARTS.

         This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




                                     -16-           First Supplemental Indenture

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

                                        KANEB PIPE LINE OPERATING
                                        PARTNERSHIP, L.P.

                                        By:  Kaneb Pipe Line Company LLC,
                                             Its General Partner


                                        By /s/ HOWARD C. WADSWORTH
                                           ------------------------------------
                                           Name: Howard C. Wadsworth
                                           Title: Vice President, Treasurer
                                                  and Secretary


                                        JPMORGAN CHASE BANK


                                        By /s/ MAURI J. COWEN
                                        ----------------------------------------
                                        Name: Mauri J. Cowen
                                        Title: Authorized Officer



                                     -17-           First Supplemental Indenture

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

         [If the Note is a Global Security, insert - THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF, AND HELD BY, THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. THIS NOTE IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (i) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE ORIGINAL INDENTURE, (ii) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15 OF THE ORIGINAL INDENTURE, (iii) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE ORIGINAL INDENTURE AND
(iv) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                   KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.

                     ______% SENIOR UNSECURED NOTES DUE 2012

NO.                                                             U.S.$___________
CUSIP No.

         KANEB PIPE LINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (herein called the "COMPANY", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of $_____________ United States Dollars on _________________, 2012, and to pay
interest thereon from _________________, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ________________ and _____________ ____ in each year, commencing
_________________, 2002, at the rate of ______% per annum, until the principal hereof is paid or made available for payment, and at a rate of _____% per annum on any overdue principal or redemption price, as applicable, and on any overdue installment of interest. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Note is not a Business Day, then a


                                     A-1            First Supplemental Indenture
payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be _________________ or __________________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such special record date, or (ii) be paid at such time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in such Indenture.

         [If the Note is a Global Security, insert - Payment of the principal or redemption price (as applicable) of and interest on this Note will be made by transfer of immediately available funds to a bank account in the City and State of New York designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]

         [If the Note is a Definitive Security, insert - Payment of the principal or redemption price (as applicable) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City and State of New York or at such other offices or agencies as the Company may designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or subject to any laws or regulations applicable thereto, at the option of the Company, by United States Dollar check drawn on, or transfer to a United States Dollar account maintained by the payee with, a bank in the City and State of New York (so long as the applicable paying agent has received proper transfer instructions in writing by the Regular Record Date or special record date, as applicable, prior to the applicable payment date); provided, however, that payment at maturity will only be made against presentation and surrender of this Note; and provided, further, that any Holder of this Note who is the Holder of at least $1.0 million aggregate principal amount of Notes may request to have any payment of interest on this Note be made by transfer to a United States Dollar account maintained by the payee with a bank in the United States (so long as the applicable paying agent has received proper transfer instructions in writing by the Regular Record Date or special record date, as applicable, prior to the applicable Interest Payment Date).]

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.




                                     A-2            First Supplemental Indenture

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and delivered.

Dated:
       ----------------------

                                        KANEB PIPE LINE OPERATING
                                          PARTNERSHIP, L.P.

                                        By:  Kaneb Pipe Line Company LLC,
                                               Its General Partner


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                     TRUSTEE'S CERTIFICATE AND AUTHORIZATION

     This is one of the Notes referred to in the within-mentioned Indenture.


                                        ----------------------------------------
                                          As Trustee


                                        By:
                                           -------------------------------------
                                                     Authorized Officer
                                        Date:                             , 20
                                             -----------------------------    --


                                     A-3            First Supplemental Indenture

                            [FORM OF REVERSE OF NOTE]

         This Note is one of a duly authorized series of Debt Securities of the Company (the "NOTES") issued under an Indenture dated as of __________________, 200__ (the "ORIGINAL INDENTURE"), as supplemented by the First Supplemental Indenture dated as of _______________, 20____ (the "SUPPLEMENTAL INDENTURE", and together with the Original Indenture, the "INDENTURE"), between the Company and ___________________, as Trustee (the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all applicable indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture, the Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of Debt Securities designated on the face hereof limited in aggregate principal amount to U.S. $_____________.

         At its option, the Company may choose to redeem the Notes, as a whole or in part, in principal amounts of $1,000 or any integral multiple thereof, at any time or from time to time upon notification to the Holders of the Notes given at least 30 and not more than 60 days prior to the date fixed for such redemption, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes, exclusive of interest accrued to the redemption date therefor, discounted to such redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus ________ basis points, plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to such redemption date; provided, that installments of interest on Notes that are due and payable on any date on or prior to a redemption date shall be payable to the registered Holders of such Notes (or one or more Predecessor Securities), registered as such as of the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

         Capitalized terms used herein shall have the meanings specified herein or in the Indenture, as the case may be.

                  "COMPARABLE TREASURY ISSUE" means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

                  "COMPARABLE TREASURY PRICE" means, for any redemption date relating to the Notes, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.


                                     A-4            First Supplemental Indenture

                  "INDEPENDENT INVESTMENT BANKER" means either Banc of America Securities LLC or Salomon Smith Barney Inc., as specified by the Company, or any successor firm, or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

                  "REFERENCE TREASURY DEALER" means each of Banc of America Securities LLC and Salomon Smith Barney Inc., plus two additional dealers selected by the Trustee that are at the time primary U.S. Government securities dealers in New York City, and their respective successors; provided, if Banc of America Securities LLC or Salomon Smith Barney Inc. or any primary U.S. Government securities dealer selected by the Trustee shall cease to be a primary U.S. Government securities dealer, then such other primary U.S. Government securities dealers as may be substituted by the Trustee.

                  "REFERENCE TREASURY DEALER QUOTATIONS" means, for each Reference Treasury Dealer and any redemption date relating to the Notes, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealers at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

                  "TREASURY RATE" means with respect to any redemption date relating to the Notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date. Any weekly average yields calculated by interpolation or extrapolation will be ranked to the nearest 1/100th of 1% with any figure of 1/200th of 1% or above being rounded upward.

         In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of not less than the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount


                                     A-5            First Supplemental Indenture
of the Outstanding Debt Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of Notes then Outstanding to waive past defaults under the Indenture with respect to the Notes and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal, premium, if any, or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place(s) and rate, and in the coin or currency, herein prescribed.

         [If the Note is a Global Security, insert - This Global Security or portion hereof may not be exchanged for Definitive Securities except in the limited circumstances provided in the Indenture.

         The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

         [If the Note is a Definitive Security, insert - As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Debt Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the City and State of New York or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

         The Notes are issuable only in registered form, without coupons, in denominations of U.S. $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are transferable and exchangeable at the office of the


                                     A-6            First Supplemental Indenture

Registrar and any co-registrar for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar government charge payable in connection with certain transfers and exchanges.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Obligations of the Company under the Indenture and the Securities thereunder, including this Note, are non-recourse to Kaneb Pipe Line Company LLC, a Delaware limited liability company (the "GENERAL PARTNER"), and Kaneb Pipe Line Partners, L.P., a Delaware limited partnership ("MLP"), and their respective Affiliates (other than the Company), and payable only out of cash flow and assets of the Company. The Trustee, and each Holder of a Note by its acceptance hereof, will be deemed to have agreed in the Indenture that (i) neither the General Partner nor its assets nor the MLP nor its assets (nor any of their respective Affiliates other than the Company, nor their respective assets) shall be liable for any of the obligations of the Company under the Indenture or such Securities, including this Note, and (ii) no past, present or future director, officer, partner, employee, incorporator, stockholder, member or manager or unitholder, as such, of the Company, the Trustee, the General Partner, the MLP or any Affiliate of any of the foregoing entities or any other Person an obligor on the Notes, as such, shall have any liability in respect of any obligations of the Company under the Indenture or such Debt Securities or for any claim based on, in respect of, or by reason of, such obligation or their creation. The foregoing agreements by the Trustee and each Holder are part of the consideration for the issuance of the Notes.

         The Indenture contains provisions that relieve the Company from the obligation to comply with certain restrictive covenants in the Indenture and for satisfaction and discharge at any time of the entire indebtedness upon compliance by the Company with certain conditions set forth in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         [If the Note is a Definitive Security, insert as a separate page -


                                     A-7            First Supplemental Indenture

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________ (Please Print or Typewrite Name and Address of Assignee) the within instrument of KANEB PIPE LINE OPERATING PARTNERSHIP, L.P., and does hereby irrevocably constitute and appoint _________________________ Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Please Insert Social Security or
Other Identifying Number of Assignee:




Dated:                             (Signature)
      -----------------------                  ---------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]


                                     A-8            First Supplemental Indenture